United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

July 13, 2009

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0001-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure.

On July 13, 2009, Digitiliti, Inc. (the “Company,” “Digitiliti,” or “we,” “our” or “us” and words of similar import) was served with a Summons and Complaint styled as nuArch Advisors LLC vs. Digitiliti, Inc., filed in the Second Judicial District for the State of Minnesota, County of Ramsey.  A case number has not yet been assigned.

nuArch claims that it provided certain business technology consulting services to the Company on a monthly retainer fee basis between August of 2008 and April of 2009 in the amount of $123,472.66, and that the Company breached its oral contract with nuArch by non-payment for such services.

The Company disputes these claims and is evaluating a potential counterclaim for damages.

See Exhibit 99.1, Press Release dated July 16, 2009, a copy of which is attached hereto and incorporated herein by reference.

Item 8.01  Other Events.

Legal Action Filing

See Item 7.01 above.

Shareholder Update

As described in our 10-K Annual Report for the year ended December 31, 2008, Digitiliti was evaluating strategic alternatives within the portfolio of its business.   One of those alternatives was to divest of the Pharaoh Vault business. We made a concerted effort toward that end; however, we could not reach agreement on key terms of the Asset Purchase Agreement, and we were unsuccessful in that effort.

We weighed a number of alternatives, which were to seek other buyers, to move forward with both the Pharaoh business and new product development of Pyramid (code name), or to evaluate other alternatives such as a partnership where we might spin out the Pharaoh business in partnership with another provider.  While all those alternatives are still viable and potential, recent events and accomplishments have enabled us to set a strategic direction, moving forward with both our Pharaoh Vault business and our new Pyramid product development.

While we must continue to raise additional short term capital to achieve this strategy, we are confident, with the progress we have made on our new product development, that we can achieve our financing goals.

We expect to launch our new product in 3Q09.  It is an innovative and game-changing approach to managing and controlling unstructured and semi-structured data and promises to significantly improve an organization’s ability to finally get a handle on data growth, data proliferation and provide CEO’s and CFO’s with the ability to comply with information policy rules.   In addition, our new product will give organizations the powerful capability to easily tap into all the information it creates, stores and archives to gain insight and intelligence for competitive advantage.

Part of our new product solution includes information archiving so there is a high degree of synergism to be gained between our current business and our new product as we go forward strategically.

We have also concluded an agreement to mutually settle claims between 5X Partners and Digitiliti.  While the settlement terms are to be kept confidential between the parties, we can state that the settlement did not require us to make any cash outlays.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	July 16 , 2009	By:	/s/ Roy A. Bauer
Roy A. Bauer
CEO, President

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